Exhibit 32.1

CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

18 U.S.C. 1350 Certification of Bruce C. Dale

President and Chief Executive Officer

of

Duckwall-ALCO Stores, Inc.

I, Bruce C. Dale, President and Chief Executive Officer of Duckwall-ALCO Stores, Inc., hereby certify, in accordance with 18 U.S.C. ss 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)          The Quarterly Report on Form 10-Q for the quarter ended July 30, 2006, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)         The information contained the Quarterly Report on Form 10-Q for the quarter ended July 31, 2005, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operation of Duckwall-ALCO Stores, Inc.

A signed original of this written statement required by Section 906 has been provided to Duckwall-ALCO Stores, Inc. and will be retained by Duckwall-ALCO Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: September 13, 2006

	By:	/s/ Bruce C. Dale
Bruce C. Dale
President and Chief Executive Officer